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                                      EXHIBIT 13


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                              FORM OF PURCHASE AGREEMENT


    The Portland Mutual Funds (the "Trust"), an unincorporated business trust organized under the laws of the State of Delaware and Union Bond & Trust Company ("UBT"), hereby agree as follows:

    1. The Trust hereby offers UBT and UBT hereby purchases _______ shares of beneficial interest of the Trust, no par value (the "Shares"), consisting of ________ Class B Shares in the Portland Stable Investment Fund (the "Fund"), a series of the Trust, at a price of $1.00 per Share. UBT hereby acknowledges receipt of the Shares acquired in the Fund and the Trust hereby acknowledges receipt from UBT of $100,000 in full payment for the Shares.

    2. UBT represents and warrants to the Trust that the Shares are being acquired for investment purposes and not for the purpose of distribution.

    3. UBT agrees that if it redeems the Shares in the Fund before five years after the date of this Agreement, it will pay to the Trust an amount that is equal to the number resulting from multiplying the Trust's total unamortized organizational expenses allocable to the Fund involved by a fraction, the numerator of which is equal to the number of Shares of the Fund redeemed and the denominator of which is equal to the aggregate number of Shares of the Fund outstanding at the time of such redemption.

    4. The Trust represents that a copy of its Certificate of Trust, dated September 24, 1997, together with all amendments thereto, is on file in the office of the Secretary of the State of Delaware.

    5. This Agreement has been executed on behalf of the Trust by the undersigned officer of the Trust in his capacity as an officer of the Trust. The obligations of this Agreement shall be binding upon the assets and property of the Trust only and shall not be binding upon any Trustee, officer or shareholder of the Trust individually.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the ________ , 1997.

                                  THE PORTLAND MUTUAL FUNDS


                                  By:
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ATTEST:                           Title:
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                                  UNION BOND & TRUST COMPANY


                                  By:
                                     --------------------------------
ATTEST:                           Title:
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